UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): March 18, 2016

COOPER-STANDARD HOLDINGS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36127	20-1945088
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

39550 Orchard Hill Place Drive

Novi, Michigan 48375

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (248) 596-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 18, 2016, Cooper-Standing Holdings Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the selling stockholders named therein (the “Selling Stockholders”) and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, KeyBanc Capital Markets Inc., CRT Capital Group LLC and The Buckingham Research Group Incorporated (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 2,000,000 shares of the Company’s common stock (the “Common Stock”), par value $0.001 per share, being sold by the Selling Stockholders.

Of the 2,000,000 shares sold in the Offering, 1,650,000 shares will be sold to the public (the “Marketed Shares”) and 350,000 shares will be purchased by the Company (the “Repurchased Shares”). The Marketed Shares will be sold to the public at a price of $68.00 per share and purchased by the Underwriters at a price of $68.00 per share. The Company has agreed to pay 100% of the underwriting discounts and commissions payable on the Marketed Shares. The underwriting discounts and commissions will be $3.06 per Marketed Share, or $5,049,000 in the aggregate for the Marketed Shares. The Company will purchase the Repurchased Shares at a price of $68.00 per share from the Underwriters who will pay $68.00 per Repurchased Share to the Selling Stockholders. The Underwriters will not receive any underwriting discounts and commissions on the Repurchased Shares.

The Company intends to fund the purchases of the Repurchased Shares with available cash.

Under the terms of the Underwriting Agreement, the Underwriters have a 30-day option to purchase up to 300,000 additional shares of Common Stock from the Selling Stockholders.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and the Selling Stockholders and also provides for customary indemnification by each of the Company, the Selling Stockholders and the Underwriters against certain liabilities.

The Offering is made pursuant to a registration statement on Form S-3 (File No. 333-175637) (including a base prospectus) filed with the Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on August 26, 2011, and a related prospectus supplement dated March 18, 2016.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

The Offering of the Marketed Shares closed on March 22, 2016.

Item 9.01	Financial Statements and Exhibits

1.1	Underwriting Agreement, dated March 18, 2016, among Cooper-Standard Holdings Inc., the selling stockholders named in Schedule II thereto and Goldman, Sachs & Co. as the representative of the Underwriters named in Schedule I thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Cooper-Standard Holdings Inc.

Date: March 22, 2016	By:	/s/ Aleksandra A. Miziolek
	Name:	Aleksandra A. Miziolek
	Title	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 18, 2016, among Cooper-Standard Holdings Inc., the selling stockholders named in Schedule II thereto and Goldman, Sachs & Co. as the representative of the Underwriters named in Schedule I thereto.